Exhibit 99.1

Unless indicated otherwise or the context requires otherwise: all references to “Petrohawk”, “Company”,” us”, “we”, “our”, or “ours”, refer to Petrohawk Energy Corporation and its consolidated subsidiaries; all references to “KCS” refer to KCS Energy, Inc. and its consolidated subsidiaries; and all references to the “KCS Merger” refer to our pending combination with KCS through a merger of KCS into us.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of us and KCS may have appeared had the businesses actually been combined as of March 31, 2006 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2005 (with respect to the statements of operations information for the three months ended March 31, 2006, the three months ended March 31, 2005, and year ended December 31, 2005). The unaudited pro forma condensed combined financial information shows the impact of the merger of us and KCS on the historical financial position and results of operations under the purchase method of accounting with us treated as the acquirer. Under this method of accounting, the assets and liabilities of KCS are recorded by us at their estimated fair values as of the date the KCS Merger is completed.

The merger agreement with KCS provides for us to issue approximately 83.7 million shares of common stock and pay approximately $450 million in cash as consideration to KCS common stockholders (in each case subject to upward adjustment in the event that any shares of KCS common stock are issued pursuant to the exercise of KCS stock options or otherwise).

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of us and KCS, appearing elsewhere in this document or incorporated herein by reference. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and will vary from the actual purchase price allocation that will be recorded upon the effective time of the KCS Merger.

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2006

(In thousands)

	Petrohawk Historical	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Assets
Current assets:
Cash	$3,642	$7,108	$(7,108	)(1)	$3,642
Accounts receivable	65,394	51,750	—		117,144
Deferred income taxes	25,333	4,755	—		30,088
Receivables from derivative contracts	3,951	—	—		3,951
Prepaid expenses and other	5,152	5,640	—		10,792

Total current assets	103,472	69,253	(7,108)		165,617

Oil and gas properties (full cost method):
Evaluated	1,379,818	1,797,891	(1,797,891	)(1)	2,611,818
			1,232,000	(1)
Unevaluated	186,924	40,552	(40,552	)(1)	433,324
			246,400	(1)

Gross oil and gas properties	1,566,742	1,838,443	(360,043)		3,045,142
Less—accumulated depletion	(158,207)	(1,109,544)	1,109,544	(1)	(158,207)

Net oil and gas properties	1,408,535	728,899	749,501		2,886,935

Other operating property and equipment:
Net other operating property and equipment	3,505	7,672	—		11,177
Other noncurrent assets:
Goodwill	165,475	—	816,619	(1)	982,094
Debt issuance costs, net of amortization	2,556	7,749	(7,749	)(1)	13,448
			10,892	(1)
Receivables from derivative contracts	2,159	—	—		2,159
Other	2,371	6,324	—		8,695

Total assets	$1,688,073	$819,897	$1,562,155		$4,070,125

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$100,121	$113,172	$—		$213,293
Liabilities from derivative contracts	31,153	6,529	—		37,682
Current portion of long-term debt	3,173	—	—		3,173

Total current liabilities	134,447	119,701	—		254,148

Long-term debt:
Petrohawk debt	542,599	—	474,703	(1)(8)	1,017,302
KCS debt	—	275,536	(536	)(1)	275,000
Other	2,113	—	—		2,113

Long-term debt	544,712	275,536	474,167		1,294,415

Liabilities from derivative contracts	27,240	791	—		28,031
Asset retirement obligations	29,642	14,134	—		43,776
Deferred income taxes	256,933	52,707	(52,707	)(1)	598,133
			369,835	(1)
			(28,635	)(1)
Other noncurrent liabilities	2,241	691	—		2,932
Commitments and contingencies
Stockholders’ equity:
Preferred stock	1	—	—		1
Common stock	83	527	(527	)(1)	167
			84	(1)
Additional paid-in capital	692,012	250,756	904,992	(1)	1,847,760
Treasury stock	(36)	(4,741)	4,741	(1)	(36)
Accumulated other comprehensive (income) loss	—	(3,711)	3,711	(1)	—
Retained earnings	798	113,506	(113,506	)(1)	798

Total stockholders’ equity	692,858	356,337	799,495		1,848,690

Total liabilities and stockholders’ equity	$1,688,073	$819,897	$1,562,155		$4,070,125

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2006 (In thousands, except per share amounts)

	Petrohawk Pro Forma	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas sales	$105,848	$104,586	$4,285	(2)	$214,719
Operating expenses:
Production expenses:
Lease operating	11,794	10,902	(2,727	)(7)	19,969
Workover and other	719	—	819	(7)	1,538
Taxes and other than income	8,409	5,292	—		13,701
Gathering, transportation and other	1,985	—	1,908	(7)	3,893
General and administrative:
General and administrative expense	6,479	2,748	—		9,227
Stock-based compensation	644	1,011	—		1,655
Accretion expense	438	349	—		787
Depreciation, depletion and amortization	37,627	28,081	(65,708	)(3)	83,116
			83,116	(3)

Total operating expenses	68,095	48,383	17,408		133,886

Income (loss) from operations	37,753	56,203	(13,123)		80,833
Other income (expenses):
Gain on derivative contracts	24,803	7,045	(7,045	)(2)	68,583
			(4,285	)(2)
			48,065	(2)
Interest expense and other	(9,311)	(4,676)	14,738	(4)	(26,285)
			(27,036	)(4)

Total other income (expenses)	15,492	2,369	24,437		42,298

Income before income taxes	53,245	58,572	11,314		123,131
Income tax provision	(19,621)	(22,729)	42,350	(5)	(45,374)
			(45,374	)(5)

Net income	33,624	35,843	8,290		77,757
Preferred dividends	(108)	—	—		(108)

Net income available to common stockholders	$33,516	$35,843	$8,290		$77,649

Earnings per share of common stock:
Basic	$0.40				$0.46
Diluted	$0.39				$0.45
Weighted average of shares outstanding:
Basic	83,261		83,755	(1)	167,016
Diluted	85,519		83,755	(1)	171,206
			1,932	(6)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2005 (In thousands, except per share amounts)

	Petrohawk Pro Forma	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas sales	$78,210	$66,238	$(747	)(2)	$143,701
Operating expenses:
Production expenses:
Lease operating	12,381	7,516	(1,682	)(7)	18,215
Workover and other	1,397	—	613	(7)	2,010
Taxes other than income	5,146	3,043	—		8,189
Gathering, transportation and other	787	—	1,069	(7)	1,856
General and administrative:
General and administrative expense	6,586	2,773	—		9,359
Stock-based compensation	1,579	360	—		1,939
Accretion expense	622	241	—		863
Depreciation, depletion and amortization	32,975	17,777	(50,752	)(3)	76,091
			76,091	(3)

Total operating expenses	61,473	31,710	25,339		118,522

Income (loss) from operations	16,737	34,528	(26,086)		25,179
Other income (expenses):
Loss on derivative contracts	(48,450)	(1,396)	1,396	(2)	(74,373)
			747	(2)
			(26,670	)(2)
Interest expense and other	(8,926)	(3,301)	12,080	(4)	(31,659)
			(31,512	)(4)

Total other income (expenses)	(57,376)	(4,697)	(43,959)		(106,032)

(Loss) income before income taxes	(40,639)	29,831	(70,045)		(80,853)
Income tax benefit (provision)	15,427	(10,411)	(5,016	)(5)	30,692
			30,692	(5)

Net (loss) income	(25,212)	19,420	(44,369)		(50,161)
Preferred dividends	(109)	—	—		(109)

Net (loss) income (applicable) available to common stockholders	$(25,321)	$19,420	$(44,369)		$(50,270)

Loss per share of common stock:
Basic	$(0.37)				$(0.33)
Diluted	$(0.37)				$(0.33)
Weighted average of shares outstanding:
Basic	69,223		83,755	(1)	152,978
Diluted	69,223		83,755	(1)	152,978

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2005 (In thousands, except per share amounts)

	Petrohawk Pro Forma	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas sales	$413,846	$364,656	$42,587	(2)	$821,089
Operating Expenses:
Production expenses:
Lease operating	51,306	35,399	(9,265	)(7)	77,440
Workover and other	5,048	—	3,724	(7)	8,772
Taxes other than income	26,301	21,357	—		47,658
Gathering, transportation and other	4,031	—	5,541	(7)	9,572
General and administrative:
General and administrative expense	34,257	11,102	—		45,359
Stock-based compensation	24,912	2,391	—		27,303
Accretion expense	2,044	964	—		3,008
Depreciation, depletion and amortization	138,151	92,764	(230,915	)(3)	290,167
			290,167	(3)

Total operating expenses	286,050	163,977	59,252		509,279

Income (loss) from operations	127,796	200,679	(16,665)		311,810
Other income (expenses):
Loss on derivative contracts	(128,229)	(9,679)	9,679	(2)	(226,264)
			(42,587	)(2)
			(55,448	)(2)
Interest expense and other	(42,596)	(18,442)	57,190	(4)	(116,470)
			(112,622	)(4)

Total other income (expenses)	(170,825)	(28,121)	(143,788)		(342,734)

(Loss) income before income taxes	(43,029)	172,558	(160,453)		(30,924)
Income tax benefit (provision)	15,723	(66,698)	50,975	(5)	11,300
			11,300	(5)

Net (loss) income	(27,306)	105,860	(98,178)		(19,624)
Preferred dividends	(440)	—	—		(440)

Net (loss) income (applicable) available to common stockholders	$(27,746)	$105,860	$(98,178)		$(20,064)

Loss per share of common stock:
Basic	$(0.37)				$(0.13)
Diluted	$(0.37)				$(0.13)
Weighted average of shares outstanding:
Basic	75,633		83,755	(1)	159,388
Diluted	75,633		83,755	(1)	159,388

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited “Petrohawk Pro Forma Condensed Combined” financial data has been prepared to give effect to our acquisition of KCS. Information under the heading “Merger Adjustments” gives effect to the adjustments related to the acquisition of KCS. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of our future operations.

We and KCS use the full cost method of accounting for oil and gas producing activities. We will account for the KCS Merger using the purchase method of accounting for business combinations. Under the purchase method of accounting, we are deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with GAAP. The purchase method of accounting requires that assets acquired and liabilities assumed by us be recorded at their estimated fair values.

Pro Forma Adjustments Related to the KCS Merger

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

(1) These adjustments reflect the elimination of the components of KCS’s historical stockholders’ equity, the purchase price paid by us and adjustments to the historical book values of KCS’s assets and liabilities as of March 31, 2006 to their estimated fair values, in accordance with purchase accounting. The following table represents the preliminary allocation of the total purchase price of KCS to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value.

	Amount
	(In thousands, except stock price)
Shares of Petrohawk common stock to be issued to KCS	83,755	(i)
Average Petrohawk common stock price	$13.44	(i)

Fair value of common stock to be issued	$1,125,665
Cash consideration paid to KCS stockholders	449,920	(i)
Plus: estimated merger costs	31,892	(ii)
Plus: estimated fair value of KCS employee stock-based awards	30,166	(v)

Total purchase price	$1,637,643

Plus: Estimated Fair Value of KCS Liabilities
Debt assumed by Petrohawk, net of cash acquired	$267,892	(iv)
Current liabilities	119,701
Asset retirement obligations	14,134
Other non-current liabilities	1,482
Deferred income taxes	341,200	(iii)

Total Purchase Price Plus Liabilities Assumed	$2,382,052

Estimated Fair Value of KCS Assets
Current assets, net of cash	62,145
Proved oil and gas properties	1,232,000
Unproved oil and gas properties	246,400
Other operating property and equipment	7,672
Other non-current assets	6,324
Estimated debt issue costs	10,892
Goodwill	816,619	(iii)

Total Fair Value of KCS Assets	$2,382,052

(i)

Under the terms of the KCS Merger Agreement, total consideration for the shares of KCS is fixed at $9.00 per share in cash and 1.65 shares of our common stock for each share of KCS stock issued and outstanding at the date of closing (approximately 83.7 million of our shares). Total cash consideration of approximately

$450 million consists of $9.00 per share of KCS common stock as of March 31, 2006 of 52.7 million, less KCS treasury shares held at March 31, 2006 of 2.2 million. The average Petrohawk common stock price of $13.44 per share was based on the average of the closing prices of our common stock during the five business days commencing two days before the KCS Merger was announced.

(ii)	The total purchase price includes $36 million of estimated merger costs to be incurred by us. These costs include investment banking expenses, legal and accounting fees, printing expenses and other merger related costs.
(iii)	The preliminary allocation of purchase price includes approximately $817 million of goodwill. Goodwill represents the excess of the purchase price paid by us for KCS plus liabilities assumed, including deferred taxes recorded in connection with the KCS Merger, over the estimated fair market value of the tangible net assets acquired. The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to: (1) changes in the fair values of KCS’s assets and liabilities as of the effective time of the KCS Merger; (2) the actual merger costs incurred; (3) the number of KCS shares outstanding at the closing date, and (4) changes in our valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the closing date of the KCS Merger.
(iv)	This represents the assumption of KCS’s 2012 Notes net of $7.1 million cash acquired by us as of March 31, 2006.
(v)	All KCS stock based awards will be converted in the KCS Merger into Petrohawk stock based awards. The fair values of the KCS options were estimated using Black-Scholes valuation assumptions, including expected life, volatility, risk free interest rates and the expected dividend yield. The total future expense to be recognized related to unvested stock based awards is $15.6 million.

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(2) To reflect our recognition of mark-to-market losses associated with derivative liabilities assumed in the KCS Merger ($41.0 million realized loss and $57.0 million unrealized loss for the year ended December 31, 2005; $4.6 million realized loss and $48.4 million unrealized gain for the three months ended March 31, 2006; $0.8 million realized gain and $26.7 million unrealized loss for the three months ended March 31, 2005). These derivative positions are presented at fair value on the balance sheet with changes in fair value reflected in the combined statement of operations.

(3) To adjust historical depletion expense associated with oil and gas properties based on the preliminary allocation of the purchase price to the KCS properties’ fair value. Depletion expense is calculated using the unit of production method under full cost accounting. Adjustment assumes no material changes in the estimated useful lives or amortization periods for acquired assets as a result of the preliminary purchase price allocation.

(4) This adjustment increases interest expense for the effect of the additional debt assumed from the KCS Merger, the premium paid in conjunction with the tender offer and the amounts borrowed as well as to recognize amortization expense associated with our projected debt issuance costs. This adjustment decreases interest expense for the effect of the 9 7/8% notes premium write off recorded in conjunction with purchase accounting on the Mission acquisition. The interest rate used in the calculation of interest expense is based on expected actual interest rates and the life used in the calculation of amortization expense is based on the expected life of the new debt facilities. An 1/8th percentage point change in the interest rate would result in an adjustment to pro forma interest expense of $0.4 million and $1.6 million for the three months ended March 31, 2006 and 2005, and the year ended December 31, 2005, respectively.

(5) To record income tax expense on the combined company results of operations based on our effective tax rate of 36.54% for the year ended December 31, 2005, 36.85% for the three months ended March 31, 2006 and 37.96% for the three months ended March 31, 2005.

(6) To incorporate the dilutive impact of common stock equivalents (using the treasury stock method) and unvested restricted stock.

(7) To reclass certain historical amounts to conform with Petrohawk’s current presentation.

(8) Represents net increase in debt as a result of the offering of the notes and the application of a portion of the proceeds to repayment of existing indebtedness.